UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2006

(Commission File Number)	Exact names of registrants as specified in their charters, address of principal executive offices, telephone number and state of incorporation	(IRS Employer Identification No.)

1-15929	PROGRESS ENERGY, INC.	56-2155481
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3382	CAROLINA POWER & LIGHT COMPANY	56-0165465
d/b/a Progress Energy Carolinas, Inc.
410 S. Wilmington Street
Raleigh, North Carolina 27601-1748
Telephone: (919) 546-6111
State of Incorporation: North Carolina

1-3274	FLORIDA POWER CORPORATION	59-0247770
d/b/a Progress Energy Florida, Inc.
100 Central Avenue
St. Petersburg, Florida 33701-3324
State of Incorporation: Florida

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is filed separately by three registrants: Progress Energy, Inc., Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. and Florida Power Corporation d/b/a Progress Energy Florida, Inc. Information contained herein relating to any individual registrant is filed by such registrant solely on its own behalf, and is not, and shall not, be deemed to be filed or disclosed by any other registrant.

SECTION 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2007, the Organization and Compensation Committee (the “Committee”) of the Board of Directors of Progress Energy, Inc. (the “Company”) took the actions described below with respect to the Company’s executive officers, including those officers that would be considered “named executive officers” for Securities and Exchange Commission reporting purposes for the Company and its registered subsidiaries, Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. ("PEC") and Florida Power Corporation d/b/a Progress Energy Florida, Inc.  ("PEF").  Progress Energy’s executive officers serve as officers and/or directors of various Progress Energy subsidiaries. They have multiple responsibilities within and provide various services to Progress Energy and its subsidiaries.

2007 COMPENSATION DECISIONS

Reduced Long-Term Incentive Awards for 2007

At its March 20, 2007 meeting, the Committee adjusted the named executive officers’ long-term incentive award targets downward to reflect a compensation philosophy shift from compensating executive officers at the 75th percentile to compensating executive officers at the 50th percentile of the Company's competitive peer group. Under the Committee’s new philosophy, compensation program targets would begin to move toward approximately the 50th percentile for target performance, with each executive officer having the opportunity to earn above-median, or to receive below-median, compensation if actual performance was better or worse, respectively, than target performance.

The following table compares the named executive officers’ 2006 long-term incentive targets with the reduced 2007 long-term incentive targets. For purposes of the table, targets are expressed as a percentage of base salary.

Name and Position of NEO	2006 Target Long-Term Incentive Award*	2007 Target Long-Term Incentive Award*
Robert B. McGehee, Chairman and Chief Executive Officer	435%	350%
William D. Johnson, President and Chief Operating Officer	300%	275%
Peter M. Scott III, Executive Vice President and Chief Financial Officer	250%	250%**
Fred N. Day IV, President and Chief Executive Officer, Progress Energy Carolinas, Inc.	200%	175%
C.S. Hinnant, Senior Vice President and Chief Nuclear Officer	165%	150%
John R. McArthur, Senior Vice President, Corporate Secretary and General Counsel	165%	150%

* Reflects target percentages for awards. The 2007 long-term incentive awards were comprised of 1/3 restricted stock units and 2/3 performance shares. Under the terms of the PSSP and the 2007 PSSP, the amount of the actual payout opportunity for the performance shares ranges from 0% to 200% based on Company performance.
 **  Mr. Scott’s long-term incentive target for 2007 is fixed pursuant to his 2005 Amended Employment Agreement.

Restricted Stock Units

At its March 20, 2007 meeting, the Committee chose to begin using restricted stock units rather than restricted stock for the restricted stock component of the long-term incentives. Similar to previous restricted stock awards, the annual grants of restricted stock units to the named executive officers will vest at the discretion of the Committee, but generally in annual one-third increments beginning on the third anniversary date following the grant. Additionally, quarterly cash dividend equivalents will be paid to grantees to the extent that dividends are paid on the Company’s common stock. A copy of the Form of Restricted Stock Unit Award Agreement is attached hereto as Exhibit 10.1. At the March 20, 2007 meeting, the Committee also awarded Mr. McArthur a special grant of 9,000 restricted stock units. This special grant follows the general terms described above, except that all units fully vest in three years.

Performance Share Sub-Plan Redesign

In 2007, the Committee, along with its compensation advisor, concluded that the performance share component of long-term incentive compensation has failed to meet the primary objectives of the executive compensation philosophy. The Committee recognized that management has both preserved and grown shareholder value since the 2000 merger of Carolina Power & Light and Florida Progress that created Progress Energy. The Committee also recognized that management has successfully executed the Company's strategy to divest of non-core businesses. Finally, the Committee recognized that management has positioned the Company well to focus on delivering future value to investors through the profitable growth of its two primary subsidiaries, PEF and PEC. The Committee observed that previously issued performance share grants have not been effective at linking these significant achievements to long-term compensation. As such, the Committee concluded that the performance share metrics have had and will continue to have little relevance in motivating and measuring management’s performance in executing the Company's business strategy and in producing value for its investors. In an effort to overcome the ineffectiveness of the previous performance metrics, the Committee redesigned the PSSP by adopting new performance metrics for the performance shares and by adopting a transition plan. The redesigned PSSP is intended to be competitive for retention purposes and to better motivate, align and measure management’s performance. The remainder of this section provides a discussion of the redesigned PSSP and the transition plan.

Background

The PSSP was designed and implemented in 1997. At the time, the electric utility industry consisted primarily of vertically integrated state-regulated entities, that owned generation, transmission and distribution assets and had prices (rates) that were generally set by state regulatory commissions.

Against this backdrop, the Committee adopted the total shareholder return performance metrics related to the PSSP. In 1999, the Committee added performance metrics related to EBITDA growth. Both the total shareholder return and EBITDA growth metrics were measured in part on an absolute basis and in part in comparison to the average of the Company’s Peer Group in order to determine relative performance.

As the 1990s progressed, many regulated utilities began pursuing diversification strategies, and some began participating in processes that would eventually lead to the deregulation of generation assets (meaning that the vertically integrated regulated business model would be replaced).

As deregulation and diversification strategies continued into the early 2000s, it became clear that the vertically integrated regulated business model was evolving into various business models. In states where new regulatory policies were enacted, companies reacted by pursuing some of the following diverging strategies:

•	selling their generation assets and becoming distribution focused;
•	spinning off their generation assets into non-state-regulated subsidiaries and retaining the regulated distribution business as well;
•	focusing on acquiring generation assets in competitive markets and creating unregulated subsidiaries to go along with their still vertically integrated regulated utilities; or
•	continuing to operate in the traditional vertically integrated and primarily state regulated mode.

In summary, there was a significant restructuring of the utility business over this time frame.

In 2001, what is generally known as the California energy crisis essentially halted state deregulation activities. The crisis also initiated a credit crisis that resulted in many companies with large trading operations receiving substantial equity devaluations. Several of such companies entered bankruptcy. The impact of this industry transformation was dramatic.

The Company, since its merger with Florida Progress in December of 2000, had remained committed to a primarily vertically integrated state regulated business model. It had also been focused on divesting unrelated non-energy businesses that had come with the acquisition of Florida Progress.

Since 2000, the Committee has observed a high degree of volatility in the performance metrics of the PSSP peer companies. Peer companies with poor (in some cases catastrophic) performance one year often demonstrated significant positive returns as they rebounded from historical lows. This volatility dramatically impacted the way the Company’s relative performance was assessed in terms of PSSP metrics. In addition to the unstable performance results by the peer group companies, the Committee observed that the companies included in the peer group were significantly changing on a regular basis as a result of merger activity or severe financial distress. For example, more than 30% of the companies included in the original peer group ceased to exist by the end of the first three-year PSSP performance period.

In 2004, the Committee began discussing with its compensation consultant the degree to which the PSSP was (i) effectively measuring and rewarding Company performance and (ii) aligned with the Company’s strategy and business model. In 2005, the Committee revised the PSSP peer group evaluation process in an attempt to address the volatility in financial results that was being observed in the electric utility industry. In 2006, in response to continued observations of volatility in financial results of the Company’s then-recognized peer groups, the Committee authorized its new compensation consultant to undertake a redesign of the PSSP. The redesigned PSSP program, effective for grants beginning in 2007, is described under “New PSSP Performance Metrics” below.

New Performance Share Sub-Plan Performance Metrics

On March 20, 2007, the Committee adopted a new PSSP (referred to as the “2007 PSSP”), attached hereto as Exhibit 10.2, to provide that, beginning with the 2007 grants, performance shares issued under the 2007 PSSP would utilize total shareholder return as the sole metric for determining the amount of an award upon vesting. In order to ensure that the performance metrics are not unduly affected by price to earnings ratio changes that are largely out of management’s control, the Committee designed the total shareholder return performance metrics to be calculated assuming a constant price to earnings ratio, which would be set at the beginning of each grant’s performance period. The performance metric also uses core ongoing earnings as the earnings component for performance measurement purposes. The 2007 PSSP was adopted by the Committee to support its desire to better align the long-term performance metrics with the interests of the Company’s shareholders and to emphasize the Company’s focus on sustained growth of its dividend and earnings per share. As a result of this change, peer groups will continue to be used for setting compensation amounts for executives but will not be used in a relative performance metric.

Performance shares issued under the 2007 PSSP continue to comprise two-thirds of a named executive officer’s long-term incentive compensation, with the balance consisting of restricted stock units.

Transitional Performance Share Sub-Plan

In addition to redesigning the performance metrics associated with the PSSP, the Committee also concluded that, due to the way the currently outstanding PSSP’s performance metrics are structured, payouts to management under the PSSP would not be effective at measuring past performance and would likely not reflect achievement of the Company’s financial goals during the three-year transition period prior to performance share payouts under the redesigned PSSP program. Therefore, the Committee requested that the compensation consultant also assist in designing a transition plan to bridge the old plan and the new plan. This transition plan would be consistent with the objectives behind the new performance metrics and would better align pay with performance in the context of the Company’s strategic plan. In making this decision, the Committee considered:

•	that the participants have been successful in positioning the Company to meet the long-term challenges that lie ahead;
•
that, over the past few years, it has been reviewing the performance metrics utilized under the PSSP and is satisfied that the outstanding PSSP grants were not effective at measuring the Company’s performance over the grant term; and

•
that it desired to motivate participants’ future performance and reward the participants’ efforts in financial and operational achievement during the transition period, including the Company’s achievement of the desired total shareholder return targets for each year in the performance period.

To address these issues, the Committee awarded interim grants of performance units to the Company’s officers (the “Transitional Grants”) in addition to the annual PSSP grant under the 2007 PSSP. The Transitional Grants were made by the Committee to address Committee concerns about the effectiveness of the previous PSSP performance metrics and to focus the Company’s officers on consistent performance metrics over the two interim years prior to the 2007 PSSP’s metrics (solely based on total shareholder return as described below) being measured and awarded. Under the 2007 PSSP, the Transitional Grants set total shareholder return as the sole metric for determining the amount of the award and assume a fixed price to earnings ratio for the Company as described in “New PSSP Performance Metrics” above. Any award from the Transitional Grants will be reduced by awards, if any, from the currently outstanding performance shares vesting in the same year.

The Transitional Grants consist of two separate grants with one vesting in 2008 and one vesting in 2009. The amount of each grant to the named executive officers was equal to such officers’ revised PSSP long-term incentive target for 2007. The Transitional Grants to named executive officers follow: Mr. McGehee - 60,766 shares vesting in 2008 and 60,766 shares vesting in 2009; Mr. Johnson - 29,456 shares vesting in 2008 and 29,456 shares vesting in 2009; Mr. Scott - 22,693 shares vesting in 2008 and 22,693 shares vesting in 2009; Mr. Day - 9,893 shares vesting in 2008 and 9,893 shares vesting in 2009; Mr. Hinnant - 10,391 shares vesting in 2008 and 10,391 shares vesting in 2009; and Mr. McArthur - 8,863 shares vesting in 2008 and 8,863 shares vesting in 2009. Under the terms of the Transitional Grants, the amount of the actual payout opportunity ranges from 0% to 200% of the grant amount, based on Company performance.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.1 Form of Restricted Stock Unit Award Agreement

10.2 Performance Share Sub-Plan for Senior Executive and Key Managers (For Award Years Beginning 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PROGRESS ENERGY, INC.,
CAROLINA POWER & LIGHT COMPANY,
d/b/a PROGRESS ENERGY CAROLINAS, INC. and
FLORIDA POWER CORPORATION
d/b/a PROGRESS ENERGY FLORIDA, INC.
Registrants

By:	/s/ Jeffrey M. Stone
Jeffrey M. Stone
Chief Accounting Officer

Date: March 26, 2006